UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2021

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2021, Bed Bath & Beyond Inc. (the “Company”) announced that John Barresi has been appointed as the Chief Accounting Officer of the Company, effective as of June 7, 2021 or such earlier date as the Company and Mr. Barresi may mutually agree (the “Effective Date”). Mr. Barresi, 48, comes to the Company from Tiffany & Co. where he has served as Vice President of Global Business Transformation since February 2017. In this role, Mr. Barresi was responsible for the oversight and management of a multi-year effort to replace or upgrade the company’s business processes and information systems. He previously served as Tiffany’s Vice President and Corporate Controller and led its accounting, external reporting, internal controls, and financial reporting processes. Prior to joining Tiffany in 2009, he was the Chief Audit Executive for The McGraw-Hill Companies. A Certified Public Accountant, Mr. Barresi began his career with PwC in audit and business advisory capacities. The Company issued a press release on May 17, 2021 announcing Mr. Barresi’s appointment.

In connection with Mr. Barresi’s appointment as the Chief Accounting Officer of the Company, the Company entered into an offer letter (the “Offer Letter”) with Mr. Barresi, dated as of May 6, 2021, including the following key terms:

•   Cash Compensation. Mr. Barresi’s annual base salary will equal $425,000, and he will be eligible to receive a cash performance bonus subject to and in accordance with the Company’s short-term incentive compensation plan for Senior Vice Presidents, with a target payout opportunity equal to 50% of his base salary, to be earned based upon the achievement of key business results and will be prorated based on Mr. Barresi’s start date.

•   Long-Term Equity Incentives. Mr. Barresi will be eligible to receive a long-term, equity-based incentive award subject to and in accordance with the Company’s incentive compensation plan for Senior Vice Presidents, with a target value at grant date equal to 100% of his base salary.

•   Severance. If the Company terminates Mr. Barresi’s employment without cause, he will receive, subject to continued compliance with post-termination obligations, an amount equal to his base salary (excluding incentive compensation), paid in normal payroll installments in accordance with the Company’s then payroll practices, for a period of 26 weeks following the date of termination, subject to extension through the first anniversary of the date of termination based on any extension of the restrictive covenants as described below.

•   Restrictive Covenants. The Offer Letter also provides for non-competition, non-solicitation and non-interference during the term of employment and for twelve months thereafter, except in the case of a termination by the Company without cause, in which case the non-compete provision will apply for at least 26 weeks and may be extended at the election of the Company through the first anniversary of the date of termination .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: May 17, 2021	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)